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                                                                       Exhibit 5

                                 March 31, 1994


Board of Directors
CBT Corporation
333 Broadway
Paducah, Kentucky 42001

Gentlemen:

                 We have acted as counsel to CBT Corporation, a Kentucky corporation (the "Company"), in connection with the Agreement and Plan of Merger and related Plan of Merger, each dated January 10, 1994, between the Company and BMC Bankcorp, Inc. (the "Merger Agreement") and the registration of 1,195,560 shares of the Company's common stock (the "Shares") on the Registration Statement on Form S-4 (the "Registration Statement") to be issued by the Company pursuant to the Merger Agreement. The Registration Statement is being filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

                 We have examined and are familiar with the Company, its organization and proceedings related thereto. We have also examined such other documents and procedures as we have considered necessary for the purpose of this opinion.

                 Based upon the foregoing and subject to the qualifications hereinafter set forth, we are of the opinion that the Shares are duly authorized and, when issued in accordance with the

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Board of Directors
CBT Corporation
March 31, 1994
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Registration Statement and the Merger Agreement, will be duly and validly issued, fully paid and nonassessable.

                 We are members of the Bar of the Commonwealth of Kentucky and do not purport to be experts on the laws of any jurisdiction other than the Commonwealth of Kentucky and the Federal laws of the United States of America, and we express no opinion as to the laws of any jurisdiction other than those specified.

                 We expressly disclaim any responsibility for advising you of any change hereafter occurring in circumstances touching or concerning the transaction which is the subject of this opinion, including any changes in the law or in factual matters occurring subsequent to the date of this opinion.

                 We hereby consent to the filing of this opinion, or copies thereof, as an Exhibit to the Registration Statement and to the statement made regarding our firm under the caption "Legal Opinion" in the prospectus included in the Registration Statement.

                                   Sincerely,

                                   WYATT, TARRANT & COMBS

                                   /s/ Wyatt, Tarrant & Combs